                                                                     Exhibit (j)


                              CUSTODIAL AGREEMENT

        THIS CUSTODIAL AGREEMENT (this "Agreement") is dated as of February 11, 2003 among WILTON FUNDING, LLC, a Delaware limited liability company with its principal place of business in Nassau, Bahamas ("Borrower"), PATRIOT CAPITAL FUNDING, INC., a Delaware corporation with its principal place of business at Westport, Connecticut ("Servicer"), iSTAR FINANCIAL, INC., a Maryland corporation with an address at 1114 Avenue of the Americas, New York, N.Y. 10036 ("Lender"), and U.S. Bank NA, a national banking association with an office in St. Paul, Minnesota ("Custodian").

                                    AGREEMENT

        A. Borrower and Lender have entered into a Credit Agreement dated as of February 11, 2003 (as same may be amended or modified from time to time, the "Credit Agreement"). Capitalized terms used but not defined herein shall have the meaning given such terms in the Credit Agreement

        B. Pursuant to the Credit Agreement, Lender may from time to time extend to Borrower certain Loans to fund the acquisition or making of certain Permitted Investments, which Loans will be secured by a pledge by Borrower in favor of Lender of all such Permitted Investments together with all Loan Files relating thereto.

        C. Servicer is, among other things, originating certain of the Permitted Investments and acting as servicer of the Permitted Customer Loans on behalf and for the benefit of Borrower pursuant to a certain Servicing Agreement of even date herewith by and between Borrower and Servicer (as same may be modified or amended from time to time, the "Servicing Agreement").

        D. Borrower has executed and delivered to Lender a Security Agreement (as same may be modified or amended from time to time, the "Security Agreement") granting Lender a security interest in, among other things, all Permitted Investments, including all present and future Permitted Customer Loans, Credit Files, Equity Documents, Security Documents and Other Credit File Documents, as such terms are defined either below or in the Credit Agreement.

        E. Custodian is willing to hold the Credit Files relating to the Permitted Investments, including all Security Documents, Equity Documents and Other Credit File Documents (collectively, the "Loan Collateral") as the custodian for, and bailee of, Lender in accordance with the terms and conditions of this Agreement to perfect the security interest of Lender in the Loan Collateral in its possession from time to time, as well as to facilitate administration of the Credit Files. Custodian is also willing to hold certain of the Equity Documents, Security Documents and Other Credit File Documents as the custodian and bailee for Lender with respect to collateral for the Permitted Investments as to which Lender is perfecting its security interest by possession and/or control (as such terms as defined in the UCC).

        In consideration of the mutual undertakings herein expressed, the parties hereto hereby agree as follows:

        1. DEFINITIONS. Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

        Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which Custodian is authorized or obligated by law or executive order to be closed.

        Permitted Investment Closing Checklist: With respect to all Permitted Investments, the Permitted Investment Closing Checklist completed by Borrower or Servicer which shall identify the Permitted Investment(s) and list ail Security Documents, Equity Documents and the material Other Credit File Documents with respect to such Permitted Investment delivered or to be delivered to Custodian.

        Equity Documents: Original counterparts of all instruments, certificates, shares, warrants and other documents evidencing a Permitted Customer Equity Investment or any other equity interest of Borrower in a Loan Obligor or related party, including those as to which possession is the exclusive or permitted method of perfection under the UCC.

        Other Credit File Documents: Original counterparts of all certifications, permits, approvals, opinions and other documentation with respect to a Permitted Investment, other than the Permitted Investment itself, Security Documents and Equity Documents.

        Obligor Note: The promissory note or other evidence of the indebtedness of an Loan Obligor to Borrower.

        Credit File: As to each Permitted Investment, means the corresponding Customer Credit Documentation File (as defined in the Credit Agreement), including, without limitation, the documents or instruments specified in
Section 2 hereof.

        Permitted Investment Schedule: Any schedule (substantially in the form of Exhibit A attached hereto) from time to time delivered by Borrower to Custodian and Lender.

        Security Documents: Original counterparts of documents, security agreements, pledge agreements, mortgages, deeds of trust, collateral assignments, guaranties, financing statements and other loan documents that have been or will be executed by or on behalf of any Loan Obligor or other Person to guaranty or provide collateral security with respect to a Permitted Investment, or otherwise creates, evidences or perfects a lien relating thereto, and all replacements, substitutions, additions, amendments and modifications thereof.

        2.      DELIVERY OF DOCUMENTS.

                2.1 DELIVERIES REQUIRED UNDER CREDIT AGREEMENT. With respect to each Permitted Investment made or acquired by Borrower, Borrower shall, within 48 hours of making or acquiring such Permitted Investment, deliver to Custodian or cause Servicer to deliver to Custodian on Borrower's behalf, the Customer Credit File relating to such Permitted Investment together with a Permitted Investment Closing Checklist detailing the specific documents included in such delivery for each such Credit File, which shall include the documents and instruments described below (each clearly identified on its face with the Loan Obligor's name pertaining to each Permitted Investment identified in the Permitted Investment Schedule).

                (a) The original Obligor Note or notes, endorsed by Borrower pursuant to an original allonge as follows:

                        "Pay to the order of iStar Financial, Inc., with recourse.";

                (b) An original counterpart of all Security Documents, Equity Documents and Other Credit File Documents listed on the Permitted Investment Closing Checklist with respect to such Permitted Investment, all of which shall be fully executed and properly acknowledged; and

                (c) Such assignments of Security Documents, Equity Documents and other Loan Documents as Borrower may be required to execute and deliver under the Credit Agreement and Security Agreement.

        From time to time, Borrower shall forward to the Custodian a checklist itemizing additional documentation, together with additional original documents evidencing any assumption, modification, consolidation or extension of a Permitted Investment received by Borrower, ail of which shall be held in the Credit File for such Permitted Investment.

                2.2 OTHER CREDIT FILE DOCUMENTS. From time to time, Borrower may also deliver to Custodian Other Credit File Documents with respect to one or more Permitted Investments evidencing any assumption, modification, consolidation or extension of a Purchased Loan approved in accordance with the terms of the Credit Agreement, and upon receipt of any such other documents, the Custodian will hold such Other Credit File Documents, together with the related Permitted Investment, in accordance with the terms of this Agreement. With respect to any documents which have been delivered or are being delivered to recording offices for recording and have not been returned to Borrower or Servicer in time to permit their delivery hereunder at the time required, in lieu of delivering such original documents, Borrower shall deliver or cause to be delivered to Custodian a true copy thereof with an Officer's Certificate certifying that such copy is a true, correct and complete copy of the original, which has been transmitted for recordation. Borrower shall deliver or cause Servicer to deliver such original documents to the Custodian promptly when they are received by Borrower or Servicer.

                Any Credit File documents not delivered to Lender or its designee (including the Custodian) are and shall be held in trust by Borrower or its designee (including Servicer) for the benefit of Lender as the secured party with respect thereto. Borrower or its designee shall maintain a copy of the Credit File and the originals of the Credit File document not delivered to Lender or its designee. The possession of the Credit File or any documents relating thereto by Borrower or its designee (including Servicer) is at the will of Lender, for the sole purpose of servicing the related Permitted Investment and, without limiting the generality of the foregoing in any manner, Servicer hereby agrees and acknowledges that it takes and holds such possession of any such documents or Credit File for the benefit of Lender.

        3. COVENANTS, REPRESENTATIONS AND WARRANTIES, a. Borrower and Servicer hereby agree with Lender that Borrower and Servicer will allow Lender to examine at reasonable times and intervals all pertinent servicing and liquidation correspondence and disclosure statements evidencing compliance with all federal and state disclosure laws and regulations applicable to credit transactions. Borrower and Servicer shall deliver to Custodian original documents constituting part of each Credit File in cases where copies were previously delivered to Custodian promptly upon receipt by Borrower or Servicer.

b. At any time upon the request of Lender or Borrower, received by the Custodian no later than 12:00 p.m., central time on any Business Day, Custodian shall deliver to Lender and/or Borrower via facsimile or modem, an Asset Schedule and Exception Report, in each case no later than 3:00 p.m., central time on the same Business Day, which shall reflect the Exceptions identified by Custodian as to all Permitted Investments currently held by Custodian.

c. Each Asset Schedule and Exception Report shall list all Exceptions using such codes as shall be in form and substance agreed to by Custodian, Borrower and Lender. Each Asset Schedule and Exception Report shall be superceded by a subsequently issued Asset Schedule and Exception Report. The delivery of each Asset Schedule and Exception Report (and copy thereof to Borrower) to Lender shall be Custodian's representation to Lender and Borrower that, other than the Exceptions listed as part of the Asset Schedule and Exception Report: (i) all items constituting Loan Collateral ("Assets") required to be delivered or held pursuant to this Custodial Agreement have been delivered to and are in the possession of Custodian (ii) all documents required to be delivered in respect of the Credit File pursuant to this Custodial Agreement have been delivered and are in the possession of Custodian as part of the Credit File for such Asset,
(iii) the Assets, and Credit Files, and other documents delivered to Custodian pursuant to this Custodial Agreement have been reviewed by Custodian pursuant to procedures established or required by Lender and satisfy the requirements set forth in this Custodial Agreement and (iv) each Obligor Note has been endorsed in the form provided for in this Custodial Agreement.

d. In connection with an Asset Schedule and Exception Report delivered hereunder by Custodian, Custodian shall make no representations as to and shall not be responsible to verify (A) the validity, legality, enforceability, due authorization, sufficiency, or genuineness of any of the documents contained in each Credit File or (B) the collectability, insurability, effectiveness or suitability of any such Asset.

        4. REPRESENTATIONS OF CUSTODIAN. Custodian represents and warrants to Lender and Borrower that:

a. Custodian has the power and authority and the legal right to execute and deliver, and to perform its obligations under this Custodial Agreement, and has taken all necessary action to authorize its execution, delivery and performance of this Custodial Agreement;

b. No consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder or creditor of Custodian) is required in connection with the execution, delivery, performance, validity or enforceability of this Custodial Agreement;

c. This Custodial Agreement has been duly executed and delivered on behalf of Custodian and constitutes a legal, valid and binding obligation of Custodian enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether enforcement is sought in a proceeding in equity or at law);

d. Custodian has taken delivery and acquired its interest in the Permitted Investments in good faith and without notice of any adverse claim; and

e.      Custodian is not an Affiliate of any of Servicer, Borrower or Lender.

        5. NO ADVERSE INTERESTS. By execution of this Custodial Agreement, Custodian represents and warrants that it currently holds, and during the existence of this Custodial Agreement shall hold, no adverse interest, by way of security or otherwise, in any Permitted Investment, and hereby subordinates, assigns, waives and releases any such interest to Lender which it may have in any Permitted Investment as of the date hereof. The Permitted Investments shall not be subject to any security interest, lien or right to set-off by Custodian or any third party claiming through Custodian, and Custodian shall not pledge, encumber, hypothecate, transfer, dispose of, or otherwise grant any third party interest in, the Permitted Investments. The parties hereto agree and acknowledge that this Agreement is intended to perfect Lender's security interests in the Loan Collateral under the UCC in each relevant jurisdiction, in addition to facilitating Lender's ability to monitor, administer and realize upon any Loan Collateral in accordance with and subject to the terms of the Credit Agreement and other Credit Documents.

        6. CUSTODIAN'S DUTIES. With respect to each Credit File which is delivered to Custodian hereunder, Custodian will perform the following duties:

                (a) Upon receipt of each Credit File delivered by Servicer or Borrower pursuant to this Agreement, Custodian will
                        (i) examine and inventory the contents of such file and issue receipt therefor confirming that all items are contained therein or noting any items that are missing or incomplete, and (ii) verify that all documents appear to be properly executed, dated and otherwise completed and any promissory notes are dated, executed, made in the amount corresponding to the Permitted Investment Checklist delivered by Servicer or Borrower to Custodian with such file and endorsed to iStar. Within two (2) Business Days of receipt of each Credit File and the applicable Permitted Investment Closing Checklist, Custodian will cause to be delivered or faxed to Lender, Borrower and Servicer a certification (a "Custodian's Certificate") in the form of Exhibit B attached hereto.

                (b)     [Intentionally Omitted]

                (c) Within five (5) Business Days after receipt of substantially all of the items shown on the Permitted Investment Closing Checklist (which is anticipated to be not later than forty-five (45) days after the receipt of the matters listed in (a) above), Custodian shall give Lender, Borrower and Servicer written notice of any exception with respect to a Credit File in the form of the Custodian's Certificate or an Asset Schedule and Exception Report.

                (d) During the term that any Credit File is held by Custodian and after the initial receipt of documents under (a) and (c), if Custodian discovers any exceptions with respect to such Credit File, Custodian shall give Lender and Borrower written notice of such exception by submitting an Asset Schedule and Exception Report describing such exception no later than within ten (10) Business Days of such discovery.

                (e) Custodian shall hold all documents constituting each Credit File received by it as bailee for the exclusive use and benefit of Lender and (subject to Lender's security interests) of Borrower under this Agreement. Custodian shall segregate and maintain continuous custody of all documents constituting each Credit File in secure facilities in accordance with customary standards for such custody, until otherwise notified pursuant to this Agreement.

                (f) Except as expressly permitted hereunder, Custodian shall maintain continuous custody of the Permitted Investments held pursuant to this Custodial Agreement. Custodian shall maintain continuous custody of any securities (as defined in the UCC) in certificated form or any Obligor Notes held pursuant to this Custodial Agreement and all items constituting the Credit File in secure facilities within the State of Minnesota in accordance with customary standards for such custody and shall reflect in its records the interest of Lender therein. Each certificate or document representing an Permitted Investment and any other document held pursuant to this Custodial Agreement designated from time to time by Lender shall be maintained in fire-proof facilities.

                (g) With respect to the documents constituting an Permitted Investment held pursuant to this Custodial Agreement Custodian shall (i) act as the bailee of, and the custodian for, Lender, (ii) hold all documents constituting such Permitted Investment or Credit File received by it for the use and benefit of Lender and Borrower in accordance with and subject to the terms of this Agreement, and (iii) make disposition thereof only in accordance with the terms of this Custodial Agreement; provided, however, if Lender has notified Custodian that an Event of Default with respect to Borrower has occurred and is continuing under the Credit Agreement, Lender may send other written instructions to Custodian (with a copy to Borrower) and, Borrower hereby authorizes and irrevocably directs Custodian to follow such instructions of Lender without further consent of and notwithstanding any contrary instructions or directions from Borrower. In the event of a conflict between the terms of this Custodial Agreement and such written instructions, Lender's written instructions shall control with respect to Custodian, but as between Lender and Borrower, the Credit Agreement shall govern and control

                (h) In the event that (i) any of Lender, Borrower or the Custodian shall be served by a third party with any type of levy, attachment, writ or court order with respect to any Credit File or any document included within an Credit File or (ii) a third party shall institute any court proceeding by which any Credit File or a document included within an Credit File shall be required to be delivered otherwise than in accordance with the provisions of this Custodial Agreement, the party receiving such service shall promptly deliver or cause to be delivered to the other parties to this Custodial Agreement copies of all court papers, orders, documents and other materials concerning such proceedings. The Custodian shall, to the extent permitted by law or by court order, continue to hold and maintain all the Credit Files that are the subject of such proceedings pending a final, nonappealable order of a court of competent jurisdiction permitting or directing disposition thereof. If so ordered by such court, upon final determination of such court, the Custodian shall dispose of such Credit File or any document included within such Credit File as directed by the Lender which shall give a direction consistent with such determination. Expenses of the Custodian incurred as a result of such proceedings shall be borne by Borrower; provided, however, that if Lender, but not Borrower, is a party to such proceedings, then the expenses of Custodian shall be borne by Lender.

        6. RELEASE OF FILES. (a) Upon written request by Lender, at any time and from time to time after Custodian has been notified by Lender that an Event of Default has occurred under the Credit Agreement, Custodian is hereby authorized and instructed to release and deliver to Lender or Lender's designee any or all Credit Files. Any request for release shall include written instructions as to the method of shipment and identity of the shipper Custodian is directed to utilize. Borrower shall pay all costs and expenses of shipment and maintain such insurance against loss or damage as Lender deems appropriate.

        (b) Upon prior written request by Servicer (x) to the extent specifically permitted under the Credit Agreement or (y) in connection with the enforcement, collection, permitted disposition or restructuring of any of the Permitted Investments, unless in either case Custodian has received notice from Lender that an Event of Default has occurred under the Credit Agreement, Custodian is authorized upon written receipt from Borrower or Servicer of a request for release of documents (acknowledged and executed by Lender), to release to Servicer or Borrower the Credit File (other than the Permitted Investment and Equity Documents) or the documents (other than the Permitted Investment and Equity Documents), set forth in such Release Request (a "Release Request") to Servicer or Borrower. With respect to Permitted Customer Equity Investments and Equity Documents, a Release Request must be approved in writing by Lender. Servicer or Borrower shall return to Custodian the Credit File or other such documents when Servicer's need therefor no longer exists, unless the Permitted Investment shall be liquidated.

        (c) Upon receipt by Custodian of a Request Release from Servicer or Borrower in connection with payment in full of a Permitted Investment, unless Custodian has received notice from Lender that an Event of Default has occurred under the Credit Agreement, Custodian shall promptly release the related Credit File to Servicer.

        7. FEES. It is understood that Custodian will charge such fees for its services under this Agreement as are listed on the attached Exhibit C. Such fees, together with Custodian's expenses in connection herewith, shall be payable exclusively by Borrower.

        8. TERMINATION. Without prejudice to Custodian's right to payment for fees and expenses accrued or incurred prior to the effective date thereof, Lender (if it is dissatisfied with the quality of Custodian's performance hereunder or if the Servicing Agreement has been terminated), or Custodian may terminate this Agreement upon sixty (60) days written notice; provided, that Lender may terminate this Agreement for cause at any time without prior notice. In the event of any such removal and discharge, Custodian shall promptly deliver all of the Credit Files as set forth in Section 6(a) hereof. In the event Lender fails to direct Custodian as to the delivery of the files within thirty (30) days from the date of the termination notice, Custodian shall deliver all files to Lender. Upon any discharge of Custodian by Lender hereunder, Lender may maintain custody of all files or Lender may appoint a successor custodian subject to Borrower's approval, which approval shall not be unreasonably withheld, delayed or conditioned; provided that Borrower's approval shall not be required if an Event of Default (as defined in the Credit Agreement) has occurred and is continuing.

        9. EXAMINATION OF CUSTODIAN'S DOCUMENTS. Upon reasonable prior written notice to Custodian, Lender and Borrower and their authorized agents, accountants, attorneys and auditors will be permitted during normal business hours to examine the Credit Files, documents, records and other papers in possession of or under the control of Custodian relating to any or all of the Permitted Investments. Borrower shall pay all reasonable costs and expenses incurred in connection with such examination, including any out-of-pocket expenses incurred by Custodian relating to such examination, as and to the extent provided in this Agreement or the Credit Agreement.

        10. COPIES OF THE CREDIT FILES. Upon reasonable prior written notice by Borrower, Servicer or Lender and at the cost and expense of Borrower, Custodian shall provide Lender, Servicer or Borrower with copies of documents contained in any of the Credit Files.

        11. INSURANCE. Custodian shall, at its own expense, maintain the usual errors and omissions insurance in such amounts, with standard coverage and subject to such deductibles, as are customary for insurance typically maintained by financial institutions which act as custodians in similar transactions. Custodian shall furnish to Lender or Borrower on request a schedule of insurance coverage.

        12. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute and be one and the same instrument.

        13. CHOICE OF LAW. This Agreement shall be construed in accordance with the laws of the State of New York and all applicable federal laws and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

        14. NOTICES. Any notice or other communication required or permitted to be given shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied or sent by overnight courier or U.S. Mail and shall be deemed given: (a) if served in person, when served; (b) if telecopied, on the date of transmission if before 3:00 p.m. (New York time) on a Business Day, or on the Business Day following the date of transmission if telecopied on a non-Business Day or on a Business Day after 3:00 p.m. (New York time); provided that a hard copy of such notice is also sent pursuant to (c) or
(d) below; (c) if by overnight courier, on the first business day after delivery to the courier; or (d) if by U.S. Mail, certified or registered mail, return receipt requested on the fourth (4th) day after deposit in the mail postage prepaid.

                Notices to Borrower:

                        Wilton Funding, LLC
                        TeeKay House, Bayside Executive Park
                        West Bay Street and Bleak Road
                        POB AP 59213
                        Nassau, Bahamas
                        Attention: Lindsey Cancino
                        Telephone: (242) 502-8890
                        Facsimile: (242) 502-8840
                        e-mail: lindsey@oceanic.bs
                with copies to:

                        Kilgore Consulting CPM, LLC
                        c/o Joe Massoud
                        61 Wilton Road, 2nd Flr.
                        Westport, CT 06880
                        Telephone: (203)221-1703
                        Facsimile: (203)221-8253
                        e-mail: joemassoud@earthlink.net

                and if to Servicer:

                        Patriot Capital Funding, Inc.
                        Sixty One Wilton Road - Second Floor
                        Westport, Connecticut 06880
                        Attn: Timothy W. Hassler
                        Telefax No.: (203) 221-8253
                        e-mail: thassler@pat-cap.com

                in each case, with a copy to:

                        Morrison, Cohen, Singer & Weinstein, LLP
                        750 Lexington Avenue
                        New York, New York 10022
                        Attn: Brian B. Snarr, Esq.
                        Telefax No.: (212) 735-8848

                and if to Lender:

                        iStar Asset Services, Inc.
                        100 Great Meadow Rd, Suite 603
                        Wethersfield, CT 06109-2374
                        Attention: William T. Stabinsky
                        Telephone: (860) 258-2411
                        Facsimile: (860) 258-2268
                        e-mail: wstabinsky@istarfinancial.com

                with copies to:

                        iStar Financial Inc.
                        27th Floor
                        1114 Avenue of the Americas
                        New York, N.Y. 10036

                        Attention: Chase Curtis
                        Telephone: (212)930-9432
                        Facsimile: (212)930-9494
                        e-mail: ccurtis@istarfinancial.com

and if to Custodian:    U.S. Bank NA
                        180 E. Fifth Street
                        St. Paul, MN 55101
                        Attention: Judy Spahn
                        Facsimile: 651-244-0010
                        e-mail: july.spahn@usbank.com

        15. INDEMNIFICATION. Borrower agrees to indemnify and hold harmless Custodian, its directors, officers, employees and agents from and against any and all liability, loss and expense, including reasonable counsel fees, arising from or connected with Custodian's execution and performance of this Agreement, including but not limited to claims of third parties, but excluding any claim, loss, liability or expense resulting from the gross negligence or willful misconduct on the part of Custodian.

        16. AUTHORITY. Custodian shall have the power to employ such agents as it may deem necessary or appropriate in the performance of its duties and the exercise of its powers under this Agreement.

        17. BAILMENT. This Agreement constitutes a bailment for hire. Custodian is not intended to be, nor shall it be construed to be (except only as bailee and custodian), the representative, trustee or fiduciary of or for Lender, Servicer or Borrower. In its capacity as bailee hereunder, Custodian shall only be liable for any action or omission involving Custodian's negligence or willful misconduct. In no event shall Custodian have any responsibility to ascertain any matter or take any action with respect to the Permitted Investments except as expressly provided herein, whether or not Custodian has or is deemed to have notice or knowledge of such matter. Custodian does not assume and shall have no responsibility for monitoring the value of the Permitted Investment nor for determining the accuracy of Borrower's or Servicer's representations or certifications made pursuant to this Agreement.

        18. CUSTODIAN'S STANDARD OF CARE. Custodian makes no representations as to the value or condition of the Permitted Investment or any part thereof, or as to the title of Borrower thereto, or as to the validity or adequacy of the security afforded thereby, or hereby, or as to the validity of this Agreement (except as to Custodian's authority to enter into this Agreement) and Custodian shall incur no liability or responsibility in respect of any such matters. Without limiting the generality of the foregoing, but subject to Custodian's obligation to act without gross negligence or willful misconduct, Custodian shall not be under any duty to examine or pass upon the genuineness or validity of any of the documents constituting part of a Credit File and shall be entitled to assume that all documents constituting part of each Credit File are genuine and valid and that they are what they purport to be, and that any endorsements or assignments thereon are genuine and valid. Under no circumstances shall Custodian be obligated to verify the authenticity of any signature on any of the documents received or examined by it or the authority or capacity of any person to execute or issue any such document. Custodian agrees to use its best judgment and good faith in the performance of any obligations and duties required under this Agreement and shall incur no liability to any person for its acts or omissions hereunder, excluding those as may result from its gross negligence or willful misconduct.

        In no event shall Custodian be liable, directly or indirectly, for any special or consequential damages, even if Custodian has been advised of the possibility of such damages. Custodian shall be entitled to rely upon the advice of legal counsel selected by it with reasonable care from time to time and shall not be liable for any action or inaction by it in reliance upon such advice; provided, however, that nothing contained in this sentence shall limit the liability of Custodian for its negligence or willful misconduct. Custodian shall be also entitled to rely upon any notice, document, correspondence, request or directive received by it from Lender or Borrower, as the case may be, that Custodian believes to be genuine and to have been signed or presented by proper and duly authorized agent or representative thereof (including any officer of Lender or Borrower, as applicable), and shall not be obligated to inquire as to the authority or power of any person so executing or presenting such documents or as to the truthfulness of any statements set forth therein.

        19. AGREEMENT PROVISIONS GOVERNING CONDUCT. The provisions of this Agreement set forth exclusively the duties of Custodian and no implied duties or obligations shall be read into this Agreement against Custodian. Custodian shall not be bound in any way by any agreement or contract other than this Agreement nor shall it be required to take notice of any fact or event, whether or not it has actual knowledge thereof, except as expressly provided herein. Custodian shall not be required to ascertain or inquire as to the performance or observance of any of the covenants or agreements herein contained to be performed or observed by Borrower or Lender, except as specifically provided in this Agreement. Custodian shall be under no responsibility or duty with respect to any Credit File or documents thereof once they have been delivered by Custodian to any person in accordance with any of the provisions of this Agreement.

        20. NO OBLIGATION TO EXPEND FUNDS. Except as set forth herein, Custodian shall not be required to expend its own funds or otherwise incur any financial risk or liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if, in its sole judgment, it shall reasonably believe that repayment of any funds expended by Custodian or adequate indemnity against such risk or liability is not assured to it.

        21. MERGER OR CONSOLIDATION OF CUSTODIAN. Any Person into which Custodian may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which Custodian shall be a party, or any Person succeeding to the business of Custodian, shall be the successor of Custodian under this Agreement, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

        22. ASSIGNMENT. Except as provided in Section 21 hereof, no party hereto may assign its rights or delegate its obligations under this Agreement without the express written consent of the other parties hereto. Any attempted assignment of rights or delegation of duties without such consent shall be void.

        23. RIGHTS LIMITED BY AGREEMENT. Nothing in this Agreement is intended to confer, expressly or by implication, upon any Person, other than the parties hereto and their permitted successors and assigns, any rights or remedies under or by reason of this Agreement.

        24. NO PARTNERSHIP OR JOINT VENTURE. Nothing in this Agreement shall be deemed or construed to create a partnership or joint venture among the parties hereto.

        25. ENTIRE AGREEMENT. This Agreement represents the entire agreement and understanding of the parties with respect to the subject matter of this Agreement.

        26. MODIFICATION OR WAIVER. No modification or waiver of any provision of this Agreement, nor any consent to any departure by Borrower, Servicer, Lender or Custodian from any provision of this Agreement shall in any event be effective unless the same shall be in writing executed by all parties hereto, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

        27. SEVERABILITY. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained therein shall not in any way be affected or impaired thereby.



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                                       13

        IN WITNESS WHEREOF, Borrower, Lender, Servicer and Custodian have caused this Custodial Agreement to executed by their respective officers thereunto duly authorized, all as of the date first written above.

                                        BORROWER:

                                        WILTON FUNDING, LLC, a Delaware
                                        limited liability company


                                        By: /s/ LINDSEY CANCINO
                                           -------------------------------------
                                        Name: LINDSEY CANCINO
                                        Title: MANAGER


                                        SERVICER:

                                        PATRIOT CAPITAL FUNDING, INC., a
                                        Delaware corporation


                                        By: /s/ ALAN OFFENBERG
                                           -------------------------------------
                                        Name: ALAN OFFENBERG
                                        Title: PRESIDENT

                                        CUSTODIAN:

                                        U.S. BANK NA, a national banking
                                        association

                                        By: /s/ JUDY SPAHN
                                           -------------------------------------
                                        Name: JUDY SPAHN
                                        Title: ASSISTANT VICE PRESIDENT


                                        LENDER:

                                        iSTAR FINANCIAL INC., a Maryland
                                        corporation

                                        By: /s/ CHASE S. CURTIS, JR.
                                           -------------------------------------
                                        Name: CHASE S. CURTIS, JR.
                                        Title: SENIOR VICE PRESIDENT